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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-95792, 33-99858, 333-18235, 33-42748 and 333-49359), Form S-8/S-3 (File Nos. 333-05087 and 333-34687) and Form S-8 (File No. 333-05141, 333-62887 and 333-55986) of CenterPoint Properties Trust of our reports dated February 18, 2003 relating to the financial statements and financial statement schedules which appear in this Form 10-K.

Chicago, Illinois March 18, 2003	/s/ PRICEWATERHOUSECOOPERS LLP

F-56

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  EXHIBIT 23